AGREEMENT AND PLAN OF REORGANIZATION

Dated as of

July 18 2011

between

ARROGENE NANOTECHNOLOGY, INC.

and

SRKP 16, INC.

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT ("Agreement") is made and entered into effective this 18th of July, 2011, by and between ARROGENE NANOTECHNOLOGY, INC., a California corporation ("Arrogene") and SRKP 16, INC., a Delaware corporation (“SRKP”).

WITNESSETH

WHEREAS, SRKP desires to acquire 100% of the issued and outstanding securities of Arrogene (the "Acquisition") in a transaction structured as a stock-for-stock exchange (the “Exchange”).  Upon completion of the Exchange, the shareholders of Arrogene will own shares of SRKP Common Stock representing, when issued, approximately 91% of the total issued and outstanding shares of SRKP in a transaction that will result in a change in control of SRKP.

WHEREAS, the parties intend this Agreement to be a Plan of Reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder; and

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1:

GENERAL DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1

Best Knowledge.  "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence.  When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known or should have known as the result of the exercise of reasonable diligence to the current directors and executive officers of the Person.

1.2

Business Day.  "Business Day" means any day which is not a Saturday, Sunday or a permitted or required bank holiday in Denver, Colorado.

1.3

Code.  "Code" means the Internal Revenue Code of 1986, as amended.

1.4

ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.5

Exchange Act.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.6

Fiscal Year.  "Fiscal Year" shall mean a twelve-month period beginning January 1.

1.7

Governmental Authority.  "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

1.8

Governmental Requirement.  "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

1.9

IRS.  "IRS" means the Internal Revenue Service.

1.10

Legal Requirements.  "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

1.11

Ownership Interest.  "Ownership Interest" shall mean any form of direct or indirect interest in the ownership, equity or profits of SRKP or Arrogene, whether certificated or non-certificated, issued or unissued, contingent or otherwise, including, without limitation, the following:  shares, or the right thereto, executory rights to receive shares, options, warrants, instruments or obligations convertible into shares or profit interests.

1.12

Person.  "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

1.13

Section.  Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

1.14

Securities Act.  "Securities Act" shall mean the Securities Act of 1933, as amended.

1.15

Taxes.  "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2:

EXCHANGE

2.1

Exchange of Shares.  Subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined), the Arrogene Shareholders shall deliver to SRKP, and SRKP shall accept from the Arrogene Shareholders certificates representing all of their shares of the outstanding common stock of Arrogene (the “Arrogene Common Stock”).  In exchange for the Arrogene Common Stock SRKP shall issue and deliver to Arrogene Shareholders, pro rata, an aggregate of 15,081,833 shares of SRKP Common Stock, $.0001 par value, (the "SRKP Common Stock" or the "Exchange Shares") at an exchange ratio of 1:1 Exchange Shares for every share of Arrogene Common Stock (the “Exchange Ratio.”).

2.2

Arrogene Options.  Upon effectiveness of the Exchange, all options to acquire shares of Arrogene Common Stock (collectively, “Arrogene Options”) outstanding, if any, whether or not exercisable and whether or not vested, at the Effective Time, shall remain outstanding following the Effective Time.  At the Effective Time, the Arrogene Options shall, by virtue of the Merger and without any further action on the part of Arrogene or the holder thereof, be substituted or assumed by SRKP in such manner that Section 424(a) of the Code or the treatment under Treasury Regulation 1.409A - 1(b)(v)(D) so provides or permits such treatment.  From and after the Effective Time, all references to Arrogene in all agreements evidencing the Arrogene Options, or any plans pursuant to which the Arrogene Options were issued (“Arrogene Plans”), shall be deemed to refer to SRKP, which shall have assumed the Arrogene Options and Arrogene Plans as of the Effective Time by virtue of this Agreement and without any further action.  Each Arrogene Option assumed by SRKP (each, a “Substitute Option”) shall be exercisable upon the same terms and conditions as under the applicable agreement evidencing the Arrogene Options and Arrogene Plans, to the extent applicable, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of SRKP Common Stock (rounded down to the nearest whole share) equal to the number of shares of Arrogene Common Stock subject to such Arrogene Option multiplied by the Exchange Ratio; and (B) the exercise price per share of SRKP Common Stock shall be an amount equal to the exercise price per share of Arrogene Common Stock subject to such Arrogene Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent).  Such Substitute Option shall otherwise be subject to the same terms and conditions as such Arrogene Option.  As soon as practicable after the Effective Time, SRKP shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder’s rights pursuant thereto and such Substitute Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.2 after giving effect to the Merger).  SRKP shall comply with the terms of all such Substitute Options.  SRKP shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SRKP Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.2.

2.3

Arrogene Warrants and Convertible Securities.  Upon the effectiveness of the Exchange, SRKP and Arrogene shall cause outstanding warrants or other rights to acquire shares of Arrogene Common Stock to be exchanged at the Closing for warrants or other rights to acquire shares of SRKP Common Stock.  Each Arrogene Right so exchanged (each, a “Substitute Right”) shall be exercisable upon the same terms and conditions as under the applicable agreement evidencing the Arrogene Right, except that (A) each such Substitute Right shall be exercisable for, and represent the right to acquire, that whole number of shares of SRKP Common Stock (rounded to the nearest whole share) equal to the number of shares of Arrogene Common Stock subject to such Arrogene Right multiplied by the Exchange Ratio; and (B) the exercise or conversion price per share of SRKP Common Stock shall be an amount equal to the exercise price per share of Arrogene Common Stock subject to such Arrogene Right in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded downward to the nearest full cent).  SRKP shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SRKP Common Stock for delivery upon exercise of Substitute Rights pursuant to the terms set forth in this Section 2.3.

2.4

Income Tax Considerations.  It is the intention of the parties hereto that the exchange of stock contemplated by this Agreement will qualify for treatment as a tax-free reorganization under §368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Exchange to effect such treatment.

2.5

Compliance with Securities Laws.  The Exchange provided for in Sections 2  above shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act contained in Section 4(2), 4(6) and/or Rule 506 of Regulation D thereunder, as may be applicable.  SRKP shall take such actions as may be necessary or advisable in order consummate the Exchange in conformity with applicable laws including, without limitation, federal and state securities laws; and Arrogene, together with its directors and officers, agrees to take such actions as may be necessary or advisable upon the reasonable request of SRKP to consummate the Exchange in conformity with such Legal Requirements.

SECTION 3:  APPROVALS

3.1

SRKP Board of Directors Approval. Subject to the provisions hereof, the Board of Directors of SRKP shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

3.2

Arrogene Board of Directors Approval.  Subject to the provisions hereof, the Board of Directors of Arrogene shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

3.3

Arrogene Shareholder Approval.  As promptly as practicable after the date hereof, Arrogene shall take all action necessary or appropriate under the California Corporations Code (“CCC”), and its Articles of Incorporation and By-Laws, to obtain the approval of its Shareholders of the Exchange and the other transactions provided for or contemplated by this Agreement.  Such approval shall be obtained in conformity with all applicable Legal Requirements.

3.4

Dissenter Rights.  At all times, and as applicable, Arrogene shall comply with applicable Legal Requirements, including, without limitation, the payment of cash for dissenting shares related to the Exchange.

SECTION 4:

ADDITIONAL AGREEMENTS

4.1

Arrogene Audits.  As promptly as practicable following the execution of this Agreement, Arrogene shall engage the services of an independent auditing firm (the "Auditor"), to prepare audited financial statements of Arrogene as well as audited financial statements of any affiliates or subsidiaries of Arrogene (hereafter collectively the "Audited Financial Statements"). The Audited Financial Statements and report of auditors shall conform in all respects to the requirements of Regulation S-X under the Securities Act and shall include, at a minimum, audited balance sheets for a minimum of two years; audited statements of operations for a minimum of two fiscal years,; and, audited statements of shareholders equity for a minimum of two fiscal years. All costs and expenses incurred in connection with the preparation of the Audited Financial Statements, including fees and disbursements of the Auditor(s), shall be borne exclusively by Arrogene.

4.2

Private Offering.  Prior to consummating the Exchange, Arrogene and SRKP shall jointly undertake an offering of SRKP securities (the “Offering”) consisting of Units, each Unit to be comprised of (i) one share of SRKP common stock, (i) one common stock purchase warrant exercisable for five years to purchase one additional share of SRKP common stock at an exercise price of $1.50 per share, and (iii) one common stock purchase warrant exercisable to purchase one additional share of SRKP common stock at an exercise price of $2.00 per share (hereafter collectively the “Warrants”).   The Units will be offered and sold at a private offering price of $1.00 per Unit.  The Units will be offered on a 2,000,000 Unit ($2,000,000) all-or-none minimum  (the “Minimum Offering”), 4,000,000 Unit ($4,000,000) maximum subject to a 20%

overallotment option (“Maximum Offering”) basis.  The Offering will be conducted through WestPark Capital, Inc. and GVC Capital, LLC as co-Placement Agents.  The Offering will be made without registration under the Securities Act solely to persons who qualify as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  It shall be a condition to consummating the Exchange that at least the Minimum Offering has been sold and deposited into escrow.

4.3

Share and Warrant Cancellation Agreement.   Prior to consummating the Exchange, SRKP and its securityholders shall enter into and execute that certain Share and Warrant Cancellation Agreement in the form attached hereto as Exhibit 4.3.(the “Securities Cancellation Agreement”) providing, inter alia, that at the time of the Exchange, SRKP shall have 1,641,610  shares of common stock and no warrants or options outstanding.

4.4

Lock Up Agreement.  Prior to consummating the Exchange, Arrogene’s securityholders shall enter into and execute that certain  Lock Up Agreement in the form attached hereto as Exhibit 4.4 (the “Lock Up Agreement”) providing for restrictions upon resale of the Securities..

4.5

Notification of Certain Matters.  Arrogene shall give prompt notice to SRKP and SRKP shall give prompt notice to Arrogene of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate and (ii) any failure of SRKP or Arrogene, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

4.6

Further Action.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

4.7

Public Announcements.  Arrogene and SRKP shall consult with each other before issuing any press release or other public statement with respect to the acquisition or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

4.8

Cooperation in Securities Filings.  Arrogene shall provide such information regarding Arrogene, its business, officers, directors and affiliates, as is reasonably required by SRKP for purposes of preparing any notices, reports and other filings with the Securities and Exchange Commission.

4.9

Additional Documents.  The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement.  If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

SECTION 5:

CLOSING

5.1

General Procedure.  Subject to the terms and conditions hereinafter set forth, at the Closing each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for each party.

5.2

Time and Place.  Upon the terms and subject to the conditions set forth in this Agreement, the Exchange transactions contemplated by Section 2.1 shall be consummated and closed (the "Closing") at a time and place to be determined by mutual agreement on the earlier of (i) ______________, 2011 and (ii) five business days after the date on which the conditions set forth in Sections 5.4 and 5.5 shall have been satisfied or waived or such other time, date and place as the parties shall agree upon (the date of the Closing being herein referred to as the "Closing Date").

5.3

Effective Date of Closing.  Notwithstanding the actual time and place of Closing, the parties stipulate and agree that the effective date of Closing and the effective date of Exchange shall be __________, 2011.

5.4

Covenants Regarding Closing.  Arrogene and SRKP each hereby covenant and agree that they shall (i) use reasonable efforts to cause each of their respective Exhibits to be prepared and exchanged with the other parties, and their legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (ii) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing Date, (iii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iv) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the

Closing Date, and (v) use reasonable efforts to deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments required hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items true and correct, provided that if any such additions or exceptions cause any of the conditions to its respective obligations hereunder as set forth herein below not to be performed, satisfied or fulfilled, such additions and exceptions shall in no way limit the rights of the parties hereto to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

5.5

Conditions to Obligation of SRKP.  The obligation of SRKP to complete the Exchange on the Closing Date on the terms set forth in this Agreement is, at the option of SRKP, subject to the satisfaction by Arrogene or written waiver by SRKP of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by Arrogene in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

(b)

Compliance with Covenants.  All covenants which Arrogene is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(c)

Corporate Approvals.  Any action required to be taken by the Board of Directors of Arrogene or of its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Arrogene is a party shall require the consent of any person to the Exchange or any other transaction provided for herein, such consent shall have been obtained and SRKP shall have received reasonably satisfactory evidence thereof; provided, however, that Arrogene shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by SRKP to the extent that such condition otherwise has an effect on SRKP.  SRKP shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of SRKP is necessary or required with respect to the execution and delivery by Arrogene and the consummation by Arrogene of the transactions contemplated hereby.

(e)

Review and Due Diligence.  SRKP, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Arrogene, together with a satisfactory review of

Arrogene’s corporate status and Arrogene’s property, all of which shall be satisfactory in form and substance to SRKP in its sole discretion.

(f)

No Litigation, Etc.  No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement, or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely SRKP or Arrogene following consummation of the transactions contemplated hereby and Arrogene shall have delivered to SRKP a certificate dated as of the Closing Date and executed by Arrogene, stating that to its Best Knowledge, no such items exist.  No governmental authority or arbitral, mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of SRKP, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(g)

No Material Adverse Change.  No material adverse change in the business, property or assets of Arrogene shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Arrogene has occurred, and Arrogene shall have delivered to SRKP a certificate dated as of the Closing Date to such effect.

(h)

Update of Contracts.  Arrogene shall have delivered to SRKP an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 5.5(h) entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of Arrogene entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "Arrogene New Contracts").  SRKP shall have had the opportunity to review and approve the Arrogene New Contracts of the other, and any of the Companies shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Arrogene New Contracts.

(i)

No Adverse Information.  The investigations with respect to Arrogene, its assets and the businesses performed by SRKP's respective professional advisors and other representatives shall not have revealed any information concerning Arrogene, its assets, liabilities or business that has not been made known to SRKP, in writing, prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

(j)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, Arrogene shall have carried on its business in the ordinary and usual course, and shall have delivered to SRKP a certificate to that effect.

(k)

Liens.  Arrogene shall have delivered to SRKP a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens ("Liens") affecting any of its business or assets, except for liens acceptable to SRKP.

(l)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by SRKP.

(m)

Other Documents.  Arrogene shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as SRKP or its attorneys may have reasonably requested.

(n)

Compliance with Securities Laws.  SRKP shall have undertaken all actions necessary or advisable to consummate the Exchange in conformity with all Governmental Requirements including, without limitation, applicable federal and state securities laws.

(o)

Shareholder Subscription Agreements and Assignments.  At Closing, not less than one hundred percent (100%) of the combined voting power of the issued and outstanding shares of Arrogene Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement.  Surrendering Arrogene Shareholders shall have executed and delivered to SRKP Assignments and Subscription Agreements substantially in the form of Exhibit 5.5(o) hereto assigning to SRKP their respective Arrogene Common Stock.

(p)

Appraisal Rights and/or Dissenters' Rights.  At or prior to Closing, no beneficial or record owner of any outstanding shares of Arrogene Common Stock shall have exercised or shall have given notice to Arrogene of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of Arrogene Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

(q)

Financial Advisory Fees.  At or prior to Closing, all obligations or commitments of SRKP and Arrogene to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to the parties, and SRKP and Arrogene shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

(r)

Audited Financial Statements.  The Arrogene Audited Financial Statements shall have been completed and shall be in a form and substance satisfactory to SRKP and in conformity with the requirements of Regulation S-X under the Securities Act.

(s)

Management Agreements.  Prior to Closing,  Arrogene shall have entered into consultation agreements with Arrogene (the “Consultation Agreements”) providing for the engagement of key management and the protection of its intellectual property..

(t)

Completion of Minimum Offering.   At or before the Closing, SRKP and Arrogene shall have accepted Subscription Agreements from investors in the Offering and deposited into escrow the proceeds therefrom satisfying at least the Minimum Offering.

(u)

Securities Cancellation Agreement.   Prior to the Closing, SRKP and its securityholders shall enter into and execute a Share and Warrant Cancellation Agreement in the form attached hereto as Exhibit 4.3.

5.6

Conditions to Obligation of Arrogene and Arrogene Shareholders.   The obligations of Arrogene and the Arrogene Shareholders on the Closing Date under the terms set forth in this Agreement are, at the option of Arrogene and the Arrogene Shareholders, subject to the satisfaction by SRKP or written waiver by Arrogene and the Arrogene Shareholders of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by SRKP in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

(b)

Compliance with Covenants.  All covenants which SRKP is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(c)

Corporate Approvals.  Any action required to be taken by the Board of Directors of SRKP and shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which SRKP is a party shall require the consent of any person to the exchange of SRKP's shares of Common Stock or any other transaction provided for herein, such consent shall have been obtained and Arrogene shall have received reasonably satisfactory evidence thereof; provided, however, that SRKP shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Arrogene to the extent that such condition otherwise has an effect on Arrogene or SRKP.  Arrogene shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Arrogene is necessary or required with respect to the execution and delivery by SRKP and the consummation by SRKP of the transactions contemplated hereby.

(e)

Review and Due Diligence.  Arrogene, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of SRKP, its assets and liabilities, together with a satisfactory review of SRKP's corporate status and the marketability of title to SRKP's property, all of which shall be satisfactory in form and substance to Arrogene in its sole discretion.

(f)

No Litigation, Etc.  No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely SRKP or Arrogene following consummation of the transactions contemplated hereby and the Companies shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, stating that to their Best Knowledge, no such items exist.  No Governmental Authority or arbitral or mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Arrogene, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(g)

No Material Adverse Change.  No material adverse change in the business, property, assets or liabilities of any Company shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to SRKP hereto has occurred, and SRKP shall have delivered to Arrogene a certificate dated as of the Closing Date to such effect.

(h)

No Adverse Information.  The investigations with respect to SRKP, the assets, liabilities and their respective businesses performed by Arrogene’s professional advisors and other representatives shall not have revealed any information concerning SRKP, its assets, liabilities or business that has not been made known to Arrogene, in writing, prior to the date of this Agreement and that, in the opinion of Arrogene and its advisors, materially and adversely affects the business, liabilities or assets of SRKP or the viability of the transactions contemplated by this Agreement.

(i)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, SRKP shall have undertaken no material business operations and shall have delivered to Arrogene a certificate to that effect.

(j)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by Clifford L. Neuman, PC, counsel to Arrogene.

(k)

Other Documents.  SRKP shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Arrogene or its attorneys may have reasonably requested.

(l)

Compliance with Securities Laws.  SRKP shall otherwise have undertaken all actions necessary or advisable to consummate the Exchange in conformity with all Governmental Requirements, including, without limitation, applicable federal and state securities laws, including, without limitation, Rule 14f-1 under the Exchange Act.

(m)

No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

(n)

Completion of Minimum Offering.   At or before the Closing, SRKP and Arrogene shall have accepted Subscription Agreements from investors in the Offering and deposited into escrow the proceeds therefrom satisfying at least the Minimum Offering.

(o)

Securities Cancellation Agreement.   Prior to the Closing, SRKP and its securityholders shall have consummated the Securities Cancellation Agreement.

5.7

Specific Items to be Delivered at the Closing.  The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

()

To be delivered by Arrogene:

(i)

A certificate dated the Closing Date of Arrogene, signed by the President of Arrogene stating that the representations and warranties of Arrogene set forth in this Agreement are true and correct in all material respects.  Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

(ii)

A certificate dated the Closing Date of Arrogene, signed by the President and the Chief Financial Officer of Arrogene, in form and substance satisfactory to SRKP and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Arrogene to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

(iii)

Certificates dated the Closing Date of Arrogene, signed by the Secretary of Arrogene, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of Arrogene, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (i) certifying the names and incumbency of the officers of Arrogene who executed the Agreement and any certificates delivered pursuant to this Section 5.6 (a) for and on behalf of Arrogene; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Arrogene; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

(iv)

Audited financial statements and report of auditors of Arrogene containing balance sheets,   together with statements of operation, as of and for the periods ended April 30, 2011.

(v)

Employment Agreements described in Section 5.5(s) hereto.

(b)

To be delivered by Arrogene Shareholders:

(i)

Certificate or certificates representing one hundred percent (100%) of the issued and outstanding common shares of Arrogene, which stock certificates shall be endorsed in favor of SRKP.

(ii)

Assignments, if any, with unconditional warranties of title, duly executed by Shareholders, assigning to SRKP any and all equity rights, including, but not limited to, options, warrants, puts and so forth, which Shareholders may own in Arrogene at the time of Closing.

(iii)

Certificate of Shareholders in which they state that they own the shares and other rights of Arrogene free and clear of all liens, encumbrances, security interests and limitations on transfer whatsoever.

(iv)

Certificate of Shareholders confirming the accuracy, as of the Closing Date, of the representations and warranties of Shareholders set forth in this Agreement.

(v)

Subscription Agreements.

(c)

To be delivered by SRKP:

(i)

Certificate or certificates representing the Exchange Shares.

(ii)

A certificate dated the Closing Date of SRKP, signed by the President of SRKP stating that the representations and warranties of SRKP set forth in this Agreement are true and correct in all material respects.  Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

(iii)

A certificate dated the Closing Date of SRKP, signed by the Chief Executive Officer and the Chief Financial Officer of SRKP, in

form and substance satisfactory to Arrogene and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of SRKP to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

(iv)

Certificates dated the Closing Date of SRKP, signed by the Secretary of SRKP, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of SRKP, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of SRKP who executed the Agreement and any certificates delivered pursuant to this Section for and on behalf of SRKP; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of SRKP and its Subsidiaries; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which SRKP and its Subsidiaries are qualified to conduct business.

(v)

Securities Cancellation Agreement.

5.8

Election of Directors and Executive Officers of SRKP .

(a)

At Closing, the Board of Directors of SRKP shall resign and be reconstituted to consist of the following-named members:

Maurizio Vecchione
Julia Ljubimova
Robert Stuckelman

(b)

At Closing, the executive officers of SRKP shall resign and the newly-constituted Board of Directors shall elect persons determined by the newly constituted Board to serve as executive officers until the next regular annual meeting of the respective Company's directors, namely:

Name

Position

Maurizio Vecchione

Chief Executive Officer

Julia Ljubimova

Chief Scientific Officer

Jeffrey Sperber

Chief Financial Officer

SECTION 6:

REPRESENTATIONS AND WARRANTIES BY ARROGENE

As a material inducement to SRKP to enter into this Agreement and with the understanding and expectations that SRKP will be relying thereon in consummating the Exchange contemplated hereunder, Arrogene (hereinafter referred to as the "Corporation" or "Arrogene" for the purposes of this Section 6 only) represents and warrants as follows:

6.1

Organization and Standing.  Arrogene is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

6.2

Subsidiaries, etc.  Except as set forth on Exhibit 6.2, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

6.3

Qualification.  Except as set forth on Exhibit 6.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse affect on the Corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

6.4

Corporate Authority.  Except as set forth on Exhibit 6.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporations with any on the provisions hereof will:

(a)

Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws;

(b)

Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by SRKP; or

(c)

Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby.

6.5

Financial Statements.  Except as otherwise provided, the following statements will be attached to this Agreement as Exhibit 6.5:

(a)

Audited financial statements of Arrogene containing balance sheets, together with statements of operation and shareholders’ equity as of and for the years ended October 31, 2010; and

(b)

Unaudited financial statements of Arrogene as of and for the six month period ended April 30, 2011.

Such financial statements, together with and subject to the disclosures and notes thereto: (i) are in accordance with the books and records of the Corporation; (i) present fairly and accurately the financial condition of the Corporation as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements.

As of the date hereof and as of the Closing Date, the Corporation does not have any liabilities or payables (absolute or contingent, known or unknown), except for liabilities or payables set forth in the Financial Statements or otherwise disclosed in writing to SRKP.

6.6

Financial Information.  In connection with the investigations performed by and audit to be undertaken by SRKP of Arrogene, Arrogene has furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by SRKP and its auditors necessary to undertake the complete the audited financial examinations.  Arrogene represents and warrants that any and all such information furnished in connection with the conduct of such investigations and audits shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operation of the business for the respective periods covered by the audits.

6.7

Capitalization of Arrogene .  The authorized capital stock of Arrogene consists of 100,000,000 shares of Common Stock, no par value, of which 269,900 shares are currently issued and outstanding and 10,000,000 shares of Series A Preferred Stock, no par value, of which 1,030,000 shares are issued and outstanding.  The names of the record owners of the issued and outstanding Arrogene Common Stock and Series A Preferred Stock are set forth on Exhibit 6.7 hereto.  All issued and outstanding shares of Arrogene Common Stock and Series A Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.  Except for warrants exercisable to purchase an aggregate of 1,082,183 shares of Common Stock issued to GVC Capital, LLC, there are no other outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Company is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding and shares issuable in accordance with the terms of this Agreement.

6.8

Taxes.  Except as set forth in Exhibit 6.8:

(a)

The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

(b)

The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation.  The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date.  There are no present disputes as to taxes of any nature payable by the Corporation.

6.9

No Actions, Proceedings, etc.  Except as listed on the attached Exhibit 6.9, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets.  No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in each Corporation's assets or properties or in the financial condition or the business of the Corporation.  Except for liabilities referred to in attached Exhibit 6.9, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

6.10

Post Balance Sheet Changes.  Except as set forth on the attached Exhibit 6.10 and as contemplated by this Agreement, since April 30, 2011 the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

6.11

No Breaches.  The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Arrogene to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

6.12

Condition of the Corporation's Assets.  Except as set forth on Exhibit 6.12, Arrogene’s assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole.   Except as disclosed on Exhibit 6.12, no person other than Arrogene (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business.

6.13

Inventory.  Except as otherwise set forth on Exhibit 6.13, all inventories reflected in the Financial Statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of the Corporation, without discounts other than normal trade discounts regularly offered by the Corporation, for prompt payment or quantity purchase.

6.14

Accounts Receivable.  The accounts receivable of the Corporation represent valid and enforceable obligations due to the Corporation and, except to the extent of the reserve reflected in the latest financial statements, shall be collectible by the Corporation in the ordinary course of business.  Except as set forth on the attached Exhibit 6.14, the Corporation has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

6.15

Corporate Acts and Proceedings.  This Agreement has been duly authorized by all necessary corporate action on behalf of Arrogene, has been duly executed and delivered by an authorized officer of Arrogene, and is a valid and binding Agreement on the part of Arrogene that is enforceable against Arrogene in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

6.16

Registered Rights and Proprietary Information.

(a)

Exhibit 6.16 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Arrogene Registered Rights").  Exhibit 6.16 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Arrogene Proprietary Information").  Except as described in Exhibit 6.16 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Arrogene Registered Right or Arrogene Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

(b)

Except as described in Exhibit 6.16 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Arrogene Registered Rights and the Arrogene Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others.  As soon as practicable following the execution of this Agreement, and except as described in Exhibit 6.16 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the Arrogene Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Arrogene Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

(c)

Except as described in Exhibit 6.16 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Arrogene Proprietary Information, including without limitation any Arrogene Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.  Exhibit 6.16 contains a true and complete list and description of all licenses of Arrogene Proprietary Information granted to the Corporation by others or to others by the Corporation.  Except as described in Exhibit 6.16 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Arrogene Proprietary Information used in the conduct of its business.

(d)

Except as described in Exhibit 6.16 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Arrogene Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Arrogene Registered Rights and the Arrogene Proprietary Information.  To the Best Knowledge of the Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Arrogene Registered Rights or making use of the Arrogene Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 6.16 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Arrogene Registered Rights.

6.17

Changes in Suppliers and Customers.  Except as disclosed on Exhibit 6.17, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

6.18

No Liens or Encumbrances.  The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 6.18 and except for such property and assets as may be leased by Arrogene.

6.19

Employee Matters.  Exhibit 6.19 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits).  The Corporation has no information or facts indicating that any employee listed on Exhibit 6.19 intends to terminate his/her employment relationship with the Corporation prior or subsequent to the Closing Date, except as may be required by this Agreement.  Except as specifically described on Exhibit 6.19, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal.  The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA.  The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation.  The Corporation is not a party to any collective bargaining or other union agreement.  The Corporation has not, within the past five (5)

years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets.  Except as set forth in Exhibit 6.19, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

6.20

Legal Proceedings and Compliance with Law.  Except as set forth in Exhibit 6.20, Arrogene has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Arrogene which might result in the aggregate in money damages payable by Arrogene in excess of insurance coverage or which might result in a permanent injunction against Arrogene.  Except as set forth in such Exhibit 6.20, Arrogene has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Arrogene. the violation of which might materially and adversely affect it.  Except as set forth in such Exhibit 6.20, Arrogene is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Arrogene.

6.21

Contract Schedules.  Attached as Exhibit 6.21 hereto is an accurate list of the following:

(a)

All contracts, leases, agreements, covenants, licenses, instruments or commitments of Arrogene pertaining to the business of Arrogene calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of Arrogene , including, without limitation, the following:

(i)

Licenses and contracts held in the ordinary course of business;

(ii)

Executory contracts for the purchase, sale or lease of any assets;

(iii)

Management or consulting contracts;

(iv)

Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

(v)

Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

(vi)

All sales, agency, distributorship or franchise agreements; and

(vii)

Any other contracts not in the ordinary course of business.

(b)

All labor contracts, employment agreements and collective bargaining agreements to which Arrogene is a party.

(c)

All instruments evidencing any liens or security interest securing any indebtedness of Arrogene covering any asset of Arrogene.

(d)

All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

(e)

Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Arrogene.

Except as set forth in Exhibit 6.21, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to Arrogene’s  knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

6.22

Labor Matters.  There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of Arrogene or any of its agent or employees, threatened against Arrogene.

6.23

Insurance.  Arrogene maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 6.23.

6.24

Environmental.  Except as disclosed on Exhibit 6.24, Arrogene has never owned or operated any real property except for leased office space:

(a)

To the Best Knowledge of Arrogene, no real property (or the subsurface soil and the ground water thereunder) now or previously owned or leased by Arrogene (the

"Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

(b)

To the Best Knowledge of Arrogene, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Premises, now or in the past;

(c)

Arrogene is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Premises, or the generation, transportation, storage, treatment or disposal at the Premises, of any Hazardous Substance;

(d)

Arrogene has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Premises, or any generation, transportation, storage, treatment or disposal at the Premises, of any Hazardous Substance;

(e)

To the Best Knowledge of Arrogene, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Premises and any present or former occupant or tenant of the Premises) relating in any way to the presence, release, threat of release, placement on or in the Premises, or any generation, transportation, storage, treatment or disposal at the Premises, of any Hazardous Substance.  Arrogene further agrees and covenants that Arrogene will not store or deposit on, otherwise release or bring onto or beneath, the Premises any Hazardous Substance prior to the Closing Date; and

(f)

There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to Arrogene’s Best Knowledge, threatened, against Arrogene, and Arrogene knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to Arrogene’s compliance with environmental laws, regulations, rules, guidelines and ordinances.

For purposes of this Section 6.24, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any California state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased

Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith.  For purposes of this Section 6.24, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance:  (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (c) materials routinely used in the day-to-day operations of an office, such as copier toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

6.25

Disclosure of Information.  The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals.  The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (i) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

6.26

Representation and Warranties.  The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.  Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.3 hereof regardless of any investigation at any time made by or on behalf of SRKP and shall not be deemed merged in any document or instruction so executed and/or delivered by Arrogene or Arrogene Shareholders.

SECTION 7:

 COVENANTS OF ARROGENE

7.1

Preservation of Business.  Until Closing, Arrogene shall use its best efforts to cause Arrogene to:

(a)

Preserve intact the present business organization of Arrogene;

(b)

Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

(c)

Preserve and protect the goodwill and advantageous relationships of Arrogene with its customers and all other persons having business dealings with Arrogene;

(d)

Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of Arrogene; and,

(e)

Comply with all laws applicable to the conduct of its business.

7.2

Ordinary Course.  Until Closing, Arrogene shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property.  Without limiting the foregoing, Arrogene shall not, with respect to Arrogene:

(a)

Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

(b)

Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

7.3

Negative Covenants.  Until Closing, except as contemplated by this Agreement or disclosed in exhibits to this Agreement, from the date hereof until the Closing Date, unless and until SRKP otherwise consents in writing, which consent shall not be unreasonably withheld,  Arrogene will not (a) change or alter the physical contents or character of the tangible and intangible assets so as to materially affect the nature of Arrogene’s business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

7.4

Additional Covenants.

(a)

Arrogene will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of Arrogene or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Arrogene shall have set aside on its books adequate reserves therefor; and provided, further, that Arrogene will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.  Arrogene will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of Arrogene;

(b)

Arrogene will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and Arrogene will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(c)

Arrogene will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and Arrogene will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

(d)

Arrogene will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

(e)

Arrogene will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

(f)

Arrogene shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by Arrogene to be necessary to the conduct of its business;

(g)

Arrogene will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

(h)

Arrogene shall deliver to SRKP copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

7.5

Access to Books and Records, Premises, etc.  From the date of this Agreement through the Closing Date, Arrogene will grant SRKP and its authorized representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with Arrogene’s business relationships for purposes of enabling SRKP to fully investigate the business of Arrogene.  Arrogene will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to its financial statements referred to in Section 6.5 to SRKP within a reasonable time of such statements becoming available.

7.6

Compensation.  Except as contemplated by this Agreement, Arrogene shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Arrogene prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

7.7

No Solicitation.

(a)

Except in connection with the transactions contemplated by this Agreement, Arrogene shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Arrogene or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (i) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Arrogene or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of Arrogene or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by Arrogene.  For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Arrogene or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of Arrogene or any of its subsidiaries, other than the transactions contemplated by this Agreement.

(b)

Except upon a material breach of this Agreement by SRKP or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Arrogene nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SRKP, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (i) approve or recommend, or propose to approve or recommend, any takeover proposal.

(c)

Arrogene shall advise SRKP orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry.  Arrogene will keep SRKP fully informed of the status and details of any such takeover proposal or inquiry.

(d)

The provisions of this Section 7.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Arrogene to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 8:

REPRESENTATIONS AND WARRANTIES OF SRKP

As a material inducement to Arrogene to enter into this Agreement and with the understanding and expectations that Arrogene will be relying thereon in consummating the Exchange contemplated hereunder, SRKP (hereinafter SRKP shall be referred to as the "Corporation" unless the context otherwise requires for the purposes of this Section 8 only) hereby represents and warrants as follows:

8.1

Organization and Standing.  SRKP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

8.2

Subsidiaries, etc.  The Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

8.3

Qualification.  Except as set forth on Exhibit 8.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse effect on the corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Delaware, and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

8.4

Corporate Authority.  Except as set forth on Exhibit 8.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by SRKP with any on the provisions hereof will:

(a)

Conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws or similar documents of any Subsidiary;

(b)

Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Arrogene; or

(c)

Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

8.5

SEC Documents. The Common Stock of SRKP is registered pursuant to Section 12(g) of the Exchange Act.  Arrogene has had the opportunity to obtain on Arrogene’s behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents).  SRKP has not provided to Arrogene any information which, according to applicable law, rule or regulation, should have been disclosed publicly by SRKP but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, all of SRKP's reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of SRKP included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

8.6

Capitalization of the Corporation.  The authorized capital stock of SRKP consists entirely of 100,000,000 shares of Common Stock having a par value of $.001 per share, and 10,000,000 shares of Preferred Stock having a par value of $.001 per share.  As of March 31, 2011, there were a total of 7,036,390 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of the Closing Date, SRKP will have 1,641,610 shares of Common Stock and no shares of Preferred Stock issued and outstanding, after giving effect to the Securities Cancellation Agreement.  All outstanding shares of SRKP's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights.  The shares of Common Stock to be issued to the Shareholders on the Closing Date in accordance with Sections 2.1 hereof have been duly approved by the Directors of SRKP and will, upon their issuance, have been validly issued and will be fully paid and non-assessable.  Except for 7,036,390 outstanding Warrants which will be cancelled prior to the Closing pursuant to the Securities Cancellation Agreement, there are no equity securities of SRKP authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of SRKP's capital stock, equity securities, debt or other securities convertible into stock or equity securities of SRKP.  As of the date of this Agreement, there are no outstanding contractual obligations of SRKP to repurchase, redeem or otherwise acquire any shares of capital stock of SRKP.

8.7

Disclosure of Information.  SRKP represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals.  SRKP represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning SRKP which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (i) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

8.8

Representation and Warranties.  The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.  Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.1 hereof regardless of any investigation at any time made by or on behalf of Arrogene and shall not be deemed merged in any document or instruction so executed and/or delivered by SRKP.

8.9

Conflicts of Interest.   The principals of SRKP and interlocking relationships with WestPark Capital, Inc. in the following particulars: some of the controlling stockholders and control persons of the placement agent were also, prior to the completion of the Reorganization, controlling stockholders and control persons of the Company, including Richard Rappaport, who is theChief Executive Officer of the placement agent and was the President and a significant stockholder of the Company prior to the Reorganization, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of the placement agent and was one of the Company’s controlling stockholders and an officer and director prior to the Reorganization. Mr. Rappaport is the sole owner of the membership interests in the parent of the placement agent. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Reorganization

8.10

No Assets or Liabilities.  As of the Closing, the Company shall have no more than $15,000 in liabilities.  Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

SECTION 9:

COVENANTS OF SRKP

9.1

Preservation of Business.  Until Closing, SRKP shall use its best efforts to :

(a)

Preserve intact the present business organization of the Corporation;

(b)

Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

(c)

Preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

(c)

Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

(e)

Comply with all laws applicable to the conduct of its business.

9.2

Ordinary Course.  Until Closing, SRKP shall not, without the prior written consent of Arrogene:

(a)

Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of SRKP or the Subsidiaries; and

(b)

Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

9.3

Negative Covenants.  Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Arrogene otherwise consents in writing, SRKP will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 8.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

9.4

Additional Covenants.

(a)

SRKP will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of SRKP; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if SRKP shall have set aside on its books adequate reserves therefor; and provided, further, that SRKP will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.  SRKP will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of SRKP;

(b)

SRKP will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and SRKP will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(c)

SRKP will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and SRKP will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

(d)

SRKP will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

(e)

SRKP will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

(f)

SRKP shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by SRKP to be necessary to the conduct of its business;

(g)

SRKP will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

(h)

SRKP shall deliver to Arrogene copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

9.5

Access to Books and Records, Premises, etc.  From the date of this Agreement through the Closing Date, SRKP will grant Arrogene and its representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling Arrogene to fully investigate the business of SRKP.  SRKP will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to Arrogene within a reasonable time of such statements becoming available.

9.6

Delivery of Additional Filings.  Following the execution of this Agreement and until the Closing Date, SRKP shall provide Arrogene with copies of any and all reports, filings, notices or other information which SRKP may prepare and file with or receive from the Commission, FINRA or any other regulatory authority, (and shall give Arrogene an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which SRKP is party or otherwise involved.

SECTION 10:

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each of the Arrogene Shareholders will be required in their respective Subscription Agreements to severally represent and warrant to SRKP that, as of the date of Closing, the following are true and accurate:

10.1

Share Ownership.  Each Arrogene Shareholder owns the number of shares of the common stock of Arrogene, a California corporation, set forth in Exhibit 10.1(a) hereto, which shares are fully paid, non-assessable and will be transferred and assigned to SRKP free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair their right to effectively sell or transfer such shares.

10.2

Rights Ownership.  Each Arrogene Shareholder is the beneficial owner of the equity rights, including, but not limited to, options, warrants, puts and the like, in Arrogene, as are set forth on Exhibit 10.2(a) hereto.  The rights set forth on Exhibit 10.2(a) are owned by Arrogene Shareholders and will be assigned to SRKP free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair the entitlements represented thereby.

10.3

Restriction on Future Transfer.  There are no restrictions on the transferability of the shares of Arrogene common stock being transferred to SRKP imposed by or pursuant to Arrogene’s Articles of Incorporation, Bylaws or by any other agreements to which Arrogene Shareholders or Arrogene are a party, except for restrictions imposed by or on account of federal and state securities laws.

10.4

Unregistered Stock.  Shareholders represent that they understand that the SRKP Common Stock has not been registered for sale under federal or state securities laws and that said securities are being issued to Shareholders pursuant to a claimed exemption from the registration requirements of such laws.  Shareholders understand that in order to maintain such exemption they must be acquiring the stock with no view to making a public distribution of said securities, and the representations and warranties contained in this Section 10 are given with the intention that SRKP may rely thereon for purposes of claiming such exemption, and that they understand that they must bear the economic risk of their investment in the SRKP Common Stock for a substantial period of time, because the SRKP Common Stock has not been registered under the federal or state securities laws, and, cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

10.5

Stock Acquired for Investment; Limitations on Dispositions.  Each Shareholder represents that he/she/it is acquiring the SRKP Common Stock for its own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.  Shareholders agree that the stock will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by it unless (i) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (i) there is presented to SRKP an opinion of counsel for Shareholders reasonably satisfactory to SRKP that such registration is not required, or (iii) there is presented to SRKP a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event the stock is transferred by Shareholders without such registration, the Commission or the staff will not recommend any action.  Shareholders further agrees that the stock will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for SRKP, such sale or disposition does not, and will not, violate any provisions of any other federal or state securities law or regulation.  Shareholders consents that any transfer agent of SRKP may be instructed not to transfer any of the stock unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificates (or instruments issued in substitution therefor), SRKP's regular legend regarding the sale of restricted securities.

SECTION 11:

TERMINATION

11.1

Termination.  This Agreement may be terminated and abandoned solely as follows:

(a)

At any time until the Closing Date by the mutual agreement of SRKP and Arrogene.

(b)

By any party hereto, if for any reason the parties have failed to close this Agreement on or before September 30, 2011, provided that the party requesting termination is not then in default thereunder.

(c)

By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

In the event of any termination pursuant to this Section 11.1(b) or (c), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

11.2

Effect of Termination.  If the Exchange is terminated and abandoned as provided for in this Section 11, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

SECTION 12:

INTENTIONALLY OMMITTED

SECTION 13:

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

13.1

Nondisclosure of Confidential Information.  Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other Companies (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies.  Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 13.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (i) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, or (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure.  Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement.  Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other Companies the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed.  In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof.  Each of the Companies recognizes and agrees that violation of any of the agreements contained in this Section 13.1 will cause irreparable damage or injury to the Companies, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Companies shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements.  Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Companies may have against each other.  The provisions of this Section 13.1 shall survive any termination of this Agreement.

13.2

No Publicity.  Until the Closing or the termination of this Agreement in accordance with its terms, neither SRKP nor Arrogene shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of SRKP (in the case of such a release or statement by Arrogene) or of Arrogene (in the case of such a release or statement by SRKP).  This Section 13.2  shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 14: EXPENSES

Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement.  Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the Companies, then the expenses of each of the Companies in connection with the transaction contemplated herein shall be paid by such defaulting Company.  In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement.  The provisions of this Section 14 shall survive any termination hereof.

SECTION 15: MISCELLANEOUS

15.1

Attorney's Fees.  In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment.  The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

15.2

No Brokers.  Except for the Placement Agent Agreements by and between WestPark Capital, Inc. and Arrogene and GVC Capital and Arrogene, SRKP represents and warrants to Arrogene and Arrogene represents and warrants to SRKP, that neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby.  SRKP agrees to indemnify Arrogene against, and hold each harmless from, and Arrogene agrees to indemnify SRKP against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of Arrogene, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby.  The provisions of this Section 15.2 shall survive any termination of this Agreement.

15.3

Survival and Incorporation of Representations.  The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

15.4

Incorporation by Reference.  All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

15.5

Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees.  Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

15.6

Amendments and Waivers.  This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

15.7

Waiver.  No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement.  The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

15.8

Governing Law - Construction.  This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado.  Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel.  Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision.  Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

15.9

Representations and Warranties.  The representations and warranties contained in Sections 6 and 8 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.5(a) above regardless of any investigation at any time made by or on behalf of either SRKP or Arrogene and shall not be deemed merged in any document or instrument so executed or delivered by either SRKP or Arrogene.

15.10

Notices.  Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 15.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described.  Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

If SRKP, to:

Tony Pintsopolous

SRKP 16, Inc.

4737 North Ocean Drive, Suite # 207

Lauderdale by the Sea, FL  33308

If to Arrogene or Arrogene Shareholders, to:

Arrogene NanoTechnology, Inc.

Attn:

Fax:

With copy to:

Clifford L. Neuman, PC

1507 Pine Street

Boulder, CO  80302

Fax:  303-449-1045

Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original.  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15.10 for the giving of notice.

15.11

Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original.  Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents.  For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

15.12

Captions.  The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

15.13

Severability.  Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.  In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

15.14

Good Faith Cooperation and Additional Documents.  The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence.  Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

15.15

Specific Performance.  The obligations of the parties under Sections 2 and 3 are unique.  If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

15.16

Assignment.  Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his/her rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion.  Any purported assignment or delegation without such consent shall be null and void.

For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 15.16.  This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter.

15.17

Time.  Time is of the essence of this Agreement and each of its provisions.

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

SRKP:

SRKP 16, Inc.

a Delaware corporation

By:__/s/ Richard Rappaport

Richard Rappaport

ARROGENE:

ARROGENE NANOTECHNOLOGY, INC.

a California corporation

By:__/s/ Maurizio Vecchione

Maurizio Vecchione